RESTRICTED SHARE AGREEMENT
CHINA GERUI ADVANCED MATERIALS GROUP LIMITED
2010 SHARE INCENTIVE PLAN

This Agreement is between [_________]  (the “Participant”) and China Gerui Advanced Materials Group Limited  (the “Corporation”).  This Agreement governs an award made to Participant pursuant to the Corporation’s 2010 Share Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms by the Plan, except as otherwise noted herein.  The Corporation and Participant agree as follows:

I.	GRANT.

The Compensation Committee of the Board of Directors of the Corporation on [___________,  20___]  (the “Grant Date”) awarded the Participant [____________] of the Corporation’s Ordinary Shares subject to the vesting and other restrictions provided in this Agreement (the “Restricted Shares”).  No payment by the Participant is required for the Restricted Shares.

II.	VESTING.

The award will vest on the following schedule.

Period of Continuous Service From Grant Date	Percentage of Restricted Shares Vested

Each installment shall vest and thereby all restrictions shall be removed on the installment so long as the Participant has remained in Continuous Service (as defined in the Plan) through the day immediately preceding the date on which the installment is scheduled to vest.  The remaining Restricted Shares which have not already vested shall vest and all restrictions shall be removed if the Participant’s termination of Continuous Service is because of death or Disability (as defined in the Plan), or a Change in Control has occurred and the Participant’s Continuous Service is terminated within six (6) months after the date of such Change in Control by the Corporation or its successor without Cause or by the Participant for Good Reason..  The number of shares that shall vest on each vesting date shall be rounded down to the nearest whole share; provided that, on the final date on which shares are scheduled to vest, the number of shares shall be rounded up to the nearest whole share.  If the Participant has a termination of Continuous Service and such termination event does not result in accelerated vesting of the Restricted Shares, the portion of the Restricted Shares that has not vested shall be forfeited and returned to the Corporation.

For purposes of this Agreement, a termination for “Cause” or for “Good Reason” shall have the meanings provided in the employment agreement then in effect between the Participant and the Corporation or its successor, or if no such agreement is then in effect, or an agreement is in effect but does not define such terms, the meanings so provided in the Plan as then in effect, or to the extent the Plan as then in effect does not define these terms, the last employment agreement in effect defining such terms.

China Gerui Advanced Materials Group Limited
Restricted Share Agreement

For purposes of this Agreement, "Change in Control" means: (i) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" and a “Person”)) who, on the date of this Agreement, does not own five percent (5%) or more of the combined voting power of the Corporation’s outstanding voting securities on a fully-diluted basis (a "5% Owner") and is not controlling, controlled by or under common control with any such 5% Owner (and is other than (x) the Corporation, or (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (other than solely by reason of a repurchase of voting securities by the Corporation) of more than 50% of the combined voting power of the Corporation’s then total outstanding voting securities; (ii) there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 25% of the combined voting power of the securities of the Corporation or such surviving entity or any direct or indirect parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person (other than a Person who is a 5% Owner or is controlling, controlled by or under common control with any such 5% Owner) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

III.	STOCK CERTIFICATES AND RESTRICTIONS.

The full number of the Restricted Shares has been deposited in an account for the Participant at the Corporation’s transfer agent.  The Corporation reserves the right at its sole discretion to change the financial institution or agent in which the shares are deposited or the certificates for shares are held.  These shares are nontransferable and are otherwise subject to the Plan and this Agreement until the restrictions are removed or the shares are returned to the Corporation and cancelled or maintained as treasury shares.  The Corporation may place such legends on any certificates for Restricted Shares as it deems appropriate.  The Participant has the right to vote the full number of shares and to receive any declared dividends or other distributions associated with the shares, except that a dividend or distribution with respect to Restricted Shares which has not already vested which is paid in shares or other property which constitutes a “derivative security” or “equity security” (within the meaning of Section 16(a) of the Securities Exchange Act of 1934) shall continue to be subject to the vesting and other restrictions of this Agreement to the same extent as the Restricted Shares to which such derivative security or equity security relates.

IV.	CORPORATE EVENT.

In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, a recapitalization, a merger or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are distributed to the Participant with respect to Restricted Stock which has not already vested shall immediately be subject to the vesting and other restrictions of this Agreement to the same extent as the Restricted Shares to which such distributed property relates.

V.	U.S. TAXATION.

If Participant is subject to taxation in the United States, Participant understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary compensation income the fair market value of the Restricted Shares on the date as of which Participant’s right to retain the Restricted Shares vests.  Thus, the Restricted Shares will vest and be taxable in increments on the first three annual anniversaries of the date of grant.  Accelerated vesting of the Restricted Shares will also accelerate the date of taxation.  Participant understands that Participant may elect to be taxed on the fair market value of some or all of the Restricted Shares at the time such shares are transferred to Participant, rather than at those times when Participant’s right to retain the Restricted Shares vests, by filing an election under Section 83(b) of the Code (a “Section 83(b) Election”) with the Internal Revenue Service within 30 days from the date of the transfer of the Restricted Shares to Participant.  Participant understands that failure to file such an election in a timely manner results in the inability to file such election.  Participant further understands that an additional copy of such election form should be filed with Participant’s federal income tax return for the calendar year to which such election applies.  Participant acknowledges and agrees that the foregoing is only a summary of the effects of United States federal income taxation with respect to the Restricted Shares and does not purport to be complete.  Participant further acknowledges and agrees that the Corporation has directed Participant to seek independent professional advice regarding the tax consequences of receipt of the Restricted Shares under federal, state and local law.  Participant acknowledges and agrees that if the Participant decides to file a Section 83(b) Election it is Participant’s sole responsibility, and not the Corporation’s or its affiliate’s, to file a timely election, even if Participant requests the Corporation, its affiliate or its representatives to make the filing on Participant’s behalf.

China Gerui Advanced Materials Group Limited
Restricted Share Agreement

VI.	TAX WITHHOLDING.

Participant understands that upon occurrence of the taxable event with respect to the Restricted Shares, Participant will be responsible for payment of taxes due.  No share certificates will be delivered unless acceptable arrangements have been made by Participant with the Corporation (or its affiliate by which Participant is employed) to pay withholding taxes that are due as a result of vesting of the Restricted Shares.  Unless the Participant has made alternative arrangements acceptable to the Corporation, the Participant shall pay applicable minimum required withholding taxes due by having the Corporation withhold shares that would otherwise be released from restrictions, in which case such withheld shares shall be transferred back to the Corporation.

VII.	MISCELLANEOUS.

A.           No Employment Agreement.  This Agreement is not an employment contract.  This Agreement is, however, a contract creating enforceable rights between the Corporation and the Participant regarding the Restricted Stock.

B.           Entire Agreement. This Agreement represents the full and complete understanding between Participant and the Corporation and this Agreement cannot be modified or changed by any prior or contemporaneous or future oral agreement of the parties.  This Agreement can only be modified by the express written agreement of the parties.

C.           Governing Law.   This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to its conflict of law principles.

D.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Corporation may be merged or which may succeed to its assets or business or any entity to which the Corporation may assign its rights and obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

China Gerui Advanced Materials Group Limited

By:

PARTICIPANT

Participant Signature

China Gerui Advanced Materials Group Limited
Restricted Share Agreement